Exhibit 10.20

SECOND AMENDMENT TO TERM LOAN AGREEMENT AND FIRST AMENDMENT TO
SECURITY AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Agreement”), dated as of December 21, 2021, is entered into among P3 HEALTH GROUP, LLC, a Delaware limited liability company (“Borrower”) (formerly known as FAC MERGER SUB LLC, successor by merger to P3 HEALTH GROUP HOLDINGS, LLC), the Subsidiary Guarantors party hereto, the Lenders party hereto and CRG SERVICING LLC, as administrative agent and collateral agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Term Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent have entered into that certain Term Loan Agreement, dated as of November 19, 2020 (as amended, restated, supplemented or modified from time to time, the “Term Loan Agreement”);

WHEREAS, the Obligors from time to time party thereto and the Agent have entered into that certain Security Agreement, dated as of November 19, 2020 (as amended, restated, supplemented or modified from time to time, the “Security Agreement”);

WHEREAS, Borrower, P3 California Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Borrower (“Merger Sub”), P3 Health Partners California, P.C., a California professional corporation (“Buyer PC”), Medcore Enterprises, LLC, a Delaware limited liability company (“Medcore Enterprises”), and the other parties party thereto have entered into that certain Asset and Equity Purchase Agreement and Agreement and Plan of Merger, dated as of June 28, 2021 (the “Medcore Purchase Agreement”), pursuant to which (a) Buyer PC will purchase the Acquired Omni Assets (as defined in the Medcore Purchase Agreement) (the “Acquisition”), (b) Merger Sub will merge with and into Medcore Enterprises, with Medcore Enterprises as the surviving entity and a wholly-owned subsidiary of Borrower (the “Merger”) and (c) Borrower (or its designee) will purchase the Patel MHP Shares (as defined in the Medcore Purchase Agreement);

WHEREAS, the Obligors have requested that the Lenders and the Agent amend the Term Loan Agreement and the Security Agreement to provide for certain modifications of the terms thereof, including to permit the consummation of (a) the Acquisition on the Asset Closing Date (as defined in the Medcore Purchase Agreement), (b) the Merger on the Merger Closing Date (as defined in the Medcore Purchase Agreement) and (c) the Patel Purchase on the Merger Closing Date (as defined in the Medcore Purchase Agreement); and

WHEREAS, the Lenders and the Agent are willing to amend the Term Loan Agreement and Security Agreement subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Term Loan Agreement.

(a) Section 1.01 of the Term Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Excluded California Subsidiary” means, upon the consummation of the Merger (as defined in the Medcore Purchase Agreement), Medcore HP, a California corporation, for so long as (a) such Subsidiary (i) holds a license under the Knox-Keene Health Care Service Plan Act of 1975 preventing it from becoming a Subsidiary Guarantor without a consent or authorization of the California Department of Managed Health Care that has not been obtained at such time or (ii) is otherwise prohibited from becoming a Subsidiary Guarantor by applicable Law and (b) such Subsidiary does not have any significant assets or operations outside of the State of California.

“Medcore Acquisition” means the consummation of the transactions contemplated by the Medcore Purchase Agreement and the other Transaction Documents (as defined in the Medcore Purchase Agreement) on the Asset Closing Date and the Merger Closing Date (each as defined in the Medcore Purchase Agreement) including, without limitation, (a) the Asset Closing (as defined in the Medcore Purchase Agreement) on the Asset Closing Date (as defined in the Medcore Purchase Agreement), (b) the Merger Closing (as defined in the Medcore Purchase Agreement) on the Merger Closing Date (as defined in the Medcore Purchase Agreement) and (c) the Patel Closing (as defined in the Medcore Purchase Agreement) on the Merger Closing Date (as defined in the Medcore Purchase Agreement).

“Medcore Purchase Agreement” means that certain Asset and Equity Purchase Agreement and Agreement and Plan of Merger, dated as of June 28, 2021 between Borrower, P3 California Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Borrower, P3 Health Partners California, P.C., a California professional corporation (“Buyer PC”), Medcore Enterprises, LLC, a Delaware limited liability company, and the other parties party thereto, as in effect on the Second Amendment Effective Date and as may be amended, restated, supplemented, or otherwise modified from time to time in a manner not adverse to the Administrative Agent or Lenders in any material respect without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

“Second Amendment Effective Date” means December 21, 2021.

(b)The definition of “Permitted Acquisition” in Section 1.01 of the Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

“Permitted Acquisition” means (x) any Acquisition by an Obligor and (y) the Medcore Acquisition; provided, that:

(a)immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c)in the case of (i) the Acquisition of the Equity Interests of any Person, all of the Equity Interests (except for any such Equity Interests in the nature of directors’

qualifying shares required pursuant to applicable Law) acquired or otherwise issued or issuable by such Person, and any Subsidiary formed in connection with such Acquisition, shall be owned one hundred percent (100%) by an Obligor or any Subsidiary thereof, and the Obligors shall have taken, or caused to be taken, within thirty (30) days (or such longer time as consented to by Administrative Agent in writing) of the date such Person becomes a Subsidiary, each of the actions set forth in, and to the extent required by, Section 8.12, if applicable and (ii) the acquisition of Property, such Property shall be subject to a perfected, valid and enforceable first priority (subject to Permitted Priority Liens) Lien in favor of Administrative Agent to the extent required pursuant to Section 8.12;

(d)the Obligors shall be in compliance with the financial covenants set forth in Section 10.01 and Section 10.02 on a pro forma basis after giving effect to such Acquisition;

(e)such Person (in the case of an Acquisition of Equity Interests) or assets (in the case of an Acquisition of assets, a division or a line of business) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged or a business reasonably related thereto;

(f)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the Board and/or the shareholders (or equivalent) of the applicable Obligor and the target of such Acquisition; and

(g)other than in the case of the Medcore Acquisition, the Obligors shall have notified Administrative Agent and Lenders of such Acquisition not fewer than five (5) days (or such sorter period as the Administrative Agent may agree) prior to the consummation of such Acquisition and furnished to Administrative Agent copies of audited and unaudited financial statements, if any, received from the target and any other financial information or quality of earnings analysis produced by an accounting firm or independent advisor for the use of Borrower and its Subsidiaries.

(c)Section 8.12(a) of the Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

(a)Subsidiary Guarantors. Such Obligor shall take such action, and shall cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that, at all times, all Subsidiaries (other than (x) any Excluded Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b) and (y) the Excluded California Subsidiary), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than any new Excluded Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b) or the Excluded California Subsidiary) (it being understood that (x) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary or (y) the Excluded California Subsidiary ceasing to be the Excluded California Subsidiary but remaining a Subsidiary, in either case, shall be deemed to be formed or acquired at the time it ceases to be an Excluded Subsidiary or the Excluded California Subsidiary, as applicable, for purposes of this Section 8.12), such Obligor and its Subsidiaries shall, within thirty (30) days of such formation or acquisition (or such longer time as consented to by Administrative Agent in writing):

(i)cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii)take such action or cause such Subsidiary to take such action (including delivering certificates evidencing Equity Interests together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the Property of such new Subsidiary as collateral security for the Obligations;

(iii)to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Secured Parties in respect of all outstanding issued Equity Interests of such Subsidiary; and

(iv)deliver such evidence of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as Administrative Agent or the Majority Lenders shall have requested.

(d)Section 8.12(c)(i) of the Term Loan Agreement is hereby amended by (i) replacing the text “(other than a First-Tier Excluded Subsidiary)” with the text “(other than a First-Tier Excluded Subsidiary or the Excluded California Subsidiary)” and (ii) adding the following sentence to the end thereof:

Notwithstanding anything to the contrary herein or in any other Loan Document, the Obligors shall not be required to cause the Equity Interests of an Excluded California Subsidiary to be subject to a Lien in favor of the Administrative Agent or any other Secured Party.

(e)Section 9.01(o) of the Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

(o)(i) deferred purchase price obligations in the form of earnouts, holdbacks and other similar contingent obligations and seller debt, in each case, incurred in connection with a Permitted Acquisition; provided, that, (A) the principal amount (or, in the case of earnouts or other similar contingent obligations, the maximum amount payable in respect thereof assuming satisfaction of all performance or other payment criteria with respect thereto) of such Indebtedness does not exceed fifteen million Dollars ($15,000,000) in the aggregate at any time outstanding and (B) solely with respect to seller debt, such Indebtedness is subordinated to the Obligations and secured (if at all) on terms reasonably satisfactory to the Majority Lenders and (ii) to the extent constituting Indebtedness, the IBNR Holdback Amount, Excess IBNR Amount, the RAF Holdback Amount, the Excess RAF Amount and the Earnout Payments (each as defined in the Medcore Purchase Agreement as in effect on the Second Amendment Effective Date);

(f)Section 9.03(e) of the Term Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

(e)Permitted Acquisitions; provided, that, the aggregate consideration for (i) all such Acquisitions other than the Medcore Acquisition shall not exceed the sum of (A) twenty-five million Dollars ($25,000,000) less (B) the aggregate principal amount of Indebtedness incurred under Section 9.01(n) less (C) the aggregate principal amount of Indebtedness incurred under Section 9.01(o), in each case, during the term of this Agreement and (ii) the Medcore Acquisition shall not exceed forty million Dollars ($40,000,000); and

(g)Section 9.05 of the Term Loan Agreement is hereby amended by (i) amending and restating clause (e) thereof to read as follows, (ii) replacing the text “; and” at the end of clause (j) thereof with the text “;”, (iii) replacing the text “.” at the end of clause (k) thereof with the text “;” and (iv) adding the following as new clauses (l) and (m) thereof to read as follows:

(e)Investments (i) by any Obligor in any other Obligor, (ii) by Subsidiaries that are not Obligors in other Subsidiaries that are not Obligors, (iii) by Subsidiaries that are not Obligors in Obligors, (iv) by Obligors in Subsidiaries that are not Obligors so long as, in the case of this clause (iv), the aggregate amount of such Investments does not exceed five hundred thousand Dollars ($500,000) in any fiscal year and (v) by Obligors in Subsidiaries that are not Obligors to the extent necessary to cause such non-Obligor Subsidiaries (or any Subsidiaries of such non-Obligor Subsidiaries) to be in compliance with or satisfy any applicable Law (including any Law in connection with the formation of any new non-Obligor Subsidiaries) regarding minimum capitalization or similar capital maintenance requirements, including any cushions or excess amounts thereto in the ordinary course of business in such Obligor’s reasonable business judgment, so long as, in the case of this clause (v), no Event of Default shall have occurred and be continuing or would result from any such Investment; provided, that, notwithstanding anything herein to the contrary in this Section 9.05(e), Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries (except to the extent resulting solely from directors’ qualifying shares required pursuant to applicable Law);

(l)an Investment consisting of a loan extended by the Borrower to Buyer PC in an original principal amount not to exceed the Asset Purchase Price (as defined in the Medcore Purchase Agreement) to be used by Buyer PC to consummate the purchase of the Acquired Omni Assets (as defined in the Medcore Purchase Agreement) pursuant to the terms and conditions of the Medcore Purchase Agreement; and

(m)Investments in Managed Practices in the ordinary course of business solely to fund operating expenses of such Managed Practices.

2.Amendments to Security Agreement.

(a)Section 3.02 of the Security Agreement is hereby amended by (i) replacing the text “.” at the end of clause (f) thereof with the text “; or” and (ii) adding a new clause (g) thereof to read, in its entirety, as follows:

(g)any of the outstanding capital stock or other ownership interests of the Excluded California Subsidiary; provided that immediately upon such Subsidiary ceasing to be the Excluded California Subsidiary but remaining a Subsidiary, the Collateral shall include, and each applicable Grantor shall be deemed to have granted a security interest in, all of the capital stock or other ownership interests of such Subsidiary.

(b)Section 4.04(a)(i) of the Security Agreement is hereby amended by replacing the text “(other than a First-Tier Excluded Subsidiary to which Section 3.02(a) applies)” with the text “(other than a First-Tier Excluded Subsidiary to which Section 3.02(a) applies or the Excluded California Subsidiary to which Section 3.02(g) applies)”.

3.Conditions Precedent. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(a)receipt by the Agent of counterparts of this Agreement duly executed by the Obligors, the Majority Lenders and the Agent; and

(b)the representation and warranty in Section 6(c) of this Agreement shall be true and correct on the date hereof.

4.Expenses. The Obligors agree to reimburse the Agent for all reasonable fees, charges and disbursements of the Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

5.Reaffirmation. Each of the Obligors acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans. Furthermore, the Obligors acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Term Loan Agreement and the other Loan Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Term Loan Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the Obligations of the Obligors thereunder.

6.Miscellaneous.

(a)The Term Loan Agreement and the Obligations of the Obligors thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement. This Agreement is a Loan Document.

(b)Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Term Loan Agreement or the other Loan Documents.

(c)The Obligors represent and warrant to the Agent and the Lenders that:

(i)each Obligor has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement;

(ii)this Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity;

(iii)no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws; and

(iv)(A) the representations and warranties of each Obligor contained in Section 7 of the Term Loan Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Change or Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)Each of the Obligors hereby affirms the Liens created and granted in the Loan Documents in favor of the Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	P3 HEALTH GROUP, LLC

	By:	/s/ Sherif Abdou, M.D.
	Name:	Sherif Abdou, M.D.
	Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

P3 HEALTH PARTNERS, LLC		P3 HEALTH GROUP MANAGEMENT, LLC

By:	/s/ Sherif Abdou, M.D.	By:	/s/ Sherif Abdou, M.D.
Name:	Sherif Abdou, M.D.	Name:	Sherif Abdou, M.D.
Title:	Chief Executive Officer	Title:	Chief Executive Officer

P3 HEALTH GROUP CONSULTING, LLC		P3 HEALTH PARTNERS-NEVADA, LLC

By:	/s/ Sherif Abdou, M.D.	By:	/s/ Sherif Abdou, M.D.
Name:	Sherif Abdou, M.D.	Name:	Sherif Abdou, M.D.
Title:	Chief Executive Officer	Title:	Chief Executive Officer

P3 HEALTH PARTNERS-OREGON, LLC		P3 HEALTH PARTNERS-FLORIDA, LLC

By:	/s/ Sherif Abdou, M.D.	By:	/s/ Sherif Abdou, M.D.
Name:	Sherif Abdou, M.D.	Name:	Sherif Abdou, M.D.
Title:	Chief Executive Officer	Title;	Chief Executive Officer

P3 HEALTH PARTNERS ACO, LLC

By:	/s/ Sherif Abdou, M.D.
Name:	Sherif Abdou, M.D.
Title:	Chief Executive Officer

P3 HEALTH GROUP, LLC
SECOND AMENDMENT

AGENT:	CRG SERVICING LLC

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

LENDERS:	CRG PARTNERS IV L.P.
By: CRG PARTNERS IV GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CRG PARTNERS IV – PARALLEL FUND “C” (CAYMAN) L.P.
By: CR GROUP L.P.., its investment advisor

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS IV – CAYMAN LEVERED L.P.
By: CRG PARTNERS IV (CAYMAN) GP L.P., its general partner
By: CRG PARTNERS IV GP LLC, its general partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

P3 HEALTH GROUP HOLDINGS, LLC
SECOND AMENDMENT